Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

India Globalization Capital, Inc.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement No. 333-160993 on Form S-3 of India Globalization Capital, Inc.;
2.	Registration Statement No. 333-163548 on Form S-3 of India Globalization Capital, Inc.;
3.	Registration Statement No. 333-124942 on Form S-3 of India Globalization Capital, Inc., as most recently amended by Post Effective Amendment No. 6.
4.	Registration Statement No. 333-171609 on Form S-8 pertaining to the India Globalization Capital, Inc. 2008 Omnibus Incentive Plan.

of our report dated July 13, 2010 (expect for Note 18, as to which the report is dated January 25, 2011) with respect to the consolidated financial statements of India Globalization Capital Inc. included in this Annual Report (Form 10-K/A) of India Globalization Capital Inc. for the year ended March 31, 2010.

YOGANANDH & RAM

/s/Yoganandh & Ram

Chennai, India

January 27, 2011